UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of Earliest Event Reported): May 23, 2011

RBS GLOBAL, INC.	REXNORD LLC
(Exact Name of Registrant as Specified in Its Charter)	(Exact Name of Registrant as Specified in Its Charter)

Delaware	Delaware
(State of Incorporation or Organization)	(State of Incorporation or Organization)

333-102428-08	033-25967-01

(Commission File Numbers)

01-0752045	04-3722228
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

4701 West Greenfield Avenue Milwaukee, Wisconsin	53214
(Address of Principal Executive Offices)	(ZIP Code)

(414) 643-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 20, 2011, four subsidiaries of RBS Global, Inc. (“RBS Global”) entered into an amended and restated accounts receivable securitization facility (the “Securitization”) with General Electric Capital Corporation (“GECC”), as more fully described below.

As part of the Securitization, Rexnord Industries, LLC, Zurn Industries, LLC and Zurn PEX, Inc. (collectively, the “Originators”) previously agreed, pursuant to a Receivables Sale and Servicing Agreement dated September 26, 2007 (as amended to date, the “Sale Agreement”) to sell all of their existing and future accounts receivable and related assets to Rexnord Funding LLC (“Rexnord Funding”), a bankruptcy-remote special purpose entity formed in 2007 to facilitate the Securitization, in exchange for cash and subordinated notes. The parties entered into a second amendment to the Sale Agreement on May 20, 2011. The Originators and Rexnord Funding intend the transactions contemplated by the Sales Agreement to be true sales to Rexnord Funding by the respective Originators. All of the Originators and Rexnord Funding are direct or indirect wholly owned subsidiaries of RBS Global.

On May 20, 2011, Rexnord Funding also entered into an Amended and Restated Receivables Funding and Administration Agreement with the financial institutions party thereto and GECC, as agent, which amended and restated its receivables funding and administration agreement dated as of September 26, 2007 (as so amended and restated the “Funding Agreement”). Pursuant to the Funding Agreement, Rexnord Funding has granted GECC a security interest in all of its current and future receivables and related assets in exchange for a credit facility permitting borrowings of up to a maximum aggregate amount of $100.0 million outstanding from time to time. Such borrowings will be used by Rexnord Funding to finance purchases of accounts receivable from the Originators pursuant to the Sale Agreement. The Funding Agreement also contains an “accordion” feature pursuant to which Rexnord Funding can request that the facility be increased by $75.0 million.

The amount of advances available under the Funding Agreement at any time will be determined based on advance rates relating to the eligibility of the receivables held by Rexnord Funding at that time. Advances will bear interest based on the London Interbank Offered Rate (LIBOR) plus 2.25%. All advances are to be repaid in full by May 20, 2016 unless the maturity date is otherwise accelerated. Rexnord Funding will also pay a 0.5% non-use fee to GECC based on any unused portion of the Securitization facility, in addition to other customary fees associated with financings of this type. The Funding Agreement contains representations and warranties, affirmative and negative covenants, and events of default that are customary for financings of this type.

The Securitization constitutes a “Permitted Receivables Financing” under Article 1 and Article 6 of RBS Global’s existing credit agreement and a “Qualified Receivables Financing” under Article 1 and Article 4 of the indentures governing the senior and senior subordinated notes of RBS Global and Rexnord LLC.

The summary of the Securitization described above is qualified in its entirety by reference to the Funding Agreement and the second amendment to the Sale Agreement attached hereto as Exhibits 10.1 and 10.3, respectively, and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description

10.1	Amended and Restated Receivables Funding and Administration Agreement, dated as of May 20, 2011, by and among Rexnord Funding LLC, the financial institutions from time to time party thereto and General Electric Capital Corporation.
10.2	First Amendment, dated as of November 30, 2007, to the Receivables Sale and Servicing Agreement, dated as of September 26, 2007, among Rexnord Funding LLC, as the buyer, Rexnord Industries, LLC, as the servicer and an originator, Zurn Industries, LLC, as an originator, Zurn PEX, Inc., as an originator, and General Electric Capital Corporation, as the administrative agent. (constitutes an immaterial amendment to the agreement)
10.3	Second Amendment, dated as of May 20, 2011, to the Receivables Sale and Servicing Agreement, dated as of September 26, 2007, among Rexnord Funding LLC, as the buyer, Rexnord Industries, LLC, as the servicer and an originator, Zurn Industries, LLC, as an originator, Zurn PEX, Inc., as an originator, and General Electric Capital Corporation, as the administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Co-Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized this 23rd day of May 2011.

REXNORD LLC

BY:	/s/ Michael H. Shapiro
Michael H. Shapiro
Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Co-Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized this 23rd day of May 2011.

RBS GLOBAL, INC.

BY:	/S/ Michael H. Shapiro
Michael H. Shapiro
Vice President and Chief Financial Officer

EXHIBIT LIST

Exhibit No.	Description

10.1	Amended and Restated Receivables Funding and Administration Agreement, dated as of May 20, 2011, by and among Rexnord Funding LLC, the financial institutions from time to time party thereto and General Electric Capital Corporation.
10.2	First Amendment, dated as of November 30, 2007, to the Receivables Sale and Servicing Agreement, dated as of September 26, 2007, among Rexnord Funding LLC, as the buyer, Rexnord Industries, LLC, as the servicer and an originator, Zurn Industries, LLC, as an originator, Zurn PEX, Inc., as an originator, and General Electric Capital Corporation, as the administrative agent. (constitutes an immaterial amendment to the agreement)
10.3	Second Amendment, dated as of May 20, 2011, to the Receivables Sale and Servicing Agreement, dated as of September 26, 2007, among Rexnord Funding LLC, as the buyer, Rexnord Industries, LLC, as the servicer and an originator, Zurn Industries, LLC, as an originator, Zurn PEX, Inc., as an originator, and General Electric Capital Corporation, as the administrative agent.